Exhibit 8

                             POST-CLOSING AGREEMENT

         POST-CLOSING AGREEMENT effective as of September 4, 1998, by and among Litchfield Continental, Ltd., a British Virgin Islands corporation ("Seller"), the parent of BIOFARM S.A., a Romanian corporation ("Company"), and GLOBAL SPILL MANAGEMENT, INC., a Nevada corporation ("Buyer").

                                   Background

         On September 4, 1998, the parties hereto executed and exchanged facsimile signatures (in counterparts, except as to documents requiring only one signature) of various documents related to the acquisition by Buyer of all Company stock owned by Seller and various affiliates of Seller. The documents include an Addendum to Stock Purchase Agreement ("Addendum"); Escrow Agreement ("Escrow Agreement"); Certificate Of Reaffirmation as to Representations And Warranties ("Certificate"); Convertible, Secured, Non-Negotiable Debenture ("Debenture"); and an opinion of counsel delivered to Buyer by Anil Mahan ("Opinion"). The parties wish to make certain amendments to said documents as set forth below, all amendments to be effective as of September 4, 1998.

         THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained below, and intending to be legally bound, the parties hereto agree as follows:

                               Changes to Addendum

         1. The Addendum is modified as follows:

            (a) Paragraph 2 of the Addendum is amended and restated as follows:

            "2. Paragraph 2(b) of the Agreement is amended and restated as follows:

                "(b) Note. The Note shall be executed and delivered
            substantially in the form attached to this Agreement as Exhibit "2(b)" and, in any event, shall contain at least the following terms:

                     (1) no interest shall be due or payable on the principal
            sum;

                     (2) the Note shall be non-negotiable and non-transferable, and shall be non-redeemable;


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                             POST-CLOSING AGREEMENT

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                     (3) in lieu of repayment, and subject to the condition
            precedent that after a duly noticed special meeting of Buyer's shareholders shall have occurred at which Buyer's shareholders vote affirmatively (A) Buyer's shareholders elect Seller's nominees to Buyer's Board of Directors, and (B) Buyer changes Buyer's corporate name to "Biofarm, Inc.", Seller may, upon notice to Buyer, and from time to time for a period of five (5) years from the date of the Debenture, as such time may be extended indefinitely at Seller's request to permit Seller to convert any remaining principal balance of the Note, convert a portion [but not less than two and one half percent 2.5%] of the original principal sum to Buyer's common stock. For each two and one half percent (2.5%) of the original principal sum of the Note so converted, Seller shall receive an amount of Buyer's common stock sufficient to provide Seller with two percent (2.0%) of the then issued and outstanding common stock of Buyer, such that in the aggregate, if the entire principal sum of the Note is converted on the same date, Seller shall own eighty percent (80%) of Buyer's issued and outstanding stock based upon the number of shares thereof outstanding as of the date of and immediately after conversion. In any event, Seller may not exercise its right of conversion until after January 31, 1999, and Seller may do so over a period of five years and only in increments of two and one half percent (2.5%) of the principal amount of the Note."

            (b) New Paragraph 15(a) is added to the Addendum as follows:

                           15(a).

            "Paragraph 4 (c) is amended and restated to read as follows:

            "(c) Remedies. In the event of any intentional and material breach by Seller or Company of any of their respective representations or warranties in this paragraph 4, Buyer shall have any and all


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                             POST-CLOSING AGREEMENT

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            remedies available at law or in equity, including, but not limited to, the right to specifically enforce the same. Failure by Buyer to exercise any remedy available to Buyer shall not operate as a waiver thereof in any respect."

            (c) Paragraph 8 of the Addendum is modified to change the outside closing date from September 2, 1998 to October 31, 1998.

                           Changes to Escrow Agreement

         2. The first sentence of Paragraph 8(b) of the Escrow Agreement is amended and restated as follows:

            "(b) It is understood that Seller shall provide Capital Securities, Romania or other licensed securities firm ("Transfer Agent"), with all documentation necessary or appropriate to effect the transfer of title to Seller's Stock as required by the Stock Purchase Agreement."

                              Changes to Debenture

         3. (a) Paragraph 1.1 of the Debenture is amended and restated as follows:


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                             POST-CLOSING AGREEMENT

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                "1.1 Conversion.

                     (a) Subject as set forth below, Holder shall have the
            right, at Holder's option, at any time or from time to time, to convert the principal amount hereof or a stated portion thereof in increments of two and one half percent (2.5%) of the original principal amount hereof ("Conversion Price") into fully paid and non-assessable shares of Maker's common stock (hereinafter referred to as the "Common Stock"), in accordance with this Article One.

                     (b) Each conversion of two and one half percent (2.5%) of
            the principal sum hereof will entitle Holder to receive an amount of Maker's Common Stock representing two percent (2.0%) of all of Maker's then issued and outstanding Common Stock on the date of and immediately after conversion excluding any shares previously issued pursuant to the exercise of any conversion rights hereunder; provided, however, no fractional shares shall be issued. Holder may not exercise its right of conversion until after January 31, 1999, and Holder may do so over a period of five years and only in increments of two and one-half percent (2.5%) of the principal amount of this Debenture."

            (b) The first sentence of Paragraph 1.2 of the Debenture is amended and restated as follows:

                "(a) In order to exercise the conversion privilege, Holder shall notify Escrow Agent (as defined in Paragraph 4.2 hereof) in writing that Holder elects to convert the stated principal amount hereof, or any portion thereof constituting at least two and one half percent (2.5%) thereof."


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                             POST-CLOSING AGREEMENT


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                             Changes to Certificate

         4. The third paragraph of the Certificate is amended and restated as follows:

            "There is no intentional and material breach of, or default under, or the occurrence of any event or condition which, with the giving of notice or the lapse of time or both, would constitute a material breach of, or default under, the Seller's or Company's representations, warranties, covenants and agreements contained in the Agreement; and"

                          Changes to Opinion of Counsel

         5. Numbered paragraph 2 of the Opinion is amended and restated as follows:

            "(2) The authorized Stock of Company consists of 35,967,878 shares of one class of common stock, of which 35,967,878 shares are issued and outstanding and of which approximately eighty-seven percent (87%) are currently owned, legally or beneficially, by Seller or by Controlled Companies (as such term is defined in the Agreement). Certificates or other appropriate documentation representing all Stock so transferred have been duly endorsed for transfer or have had appropriate stock powers attached and, upon delivery of such documents to the transfer agent for Company and processing of such documents by the transfer agent, Company and the Romanian Securities Registrar, Buyer shall obtain full and complete title thereto with all rights of ownership. There is no preferred stock of Company authorized, issued or outstanding;"

         6. All documents referenced in the introduction to the Opinion and not otherwise dated are hereby dated September 4, 1998.

         7. Except as set forth herein, the documents amended above shall remain in full force and effect.


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                             POST-CLOSING AGREEMENT

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Addendum this ___ day of September, 1998, effective as of the date first written above.

                          LITCHFIELD CONTINENTAL, LTD.



                          BY: /s/ Keith D. Beekmeyer              (SEAL)
                              ----------------------
                              Its: President

                              /s/ September 14, 1998


                          BIOFARM S.A.



                          BY: /s/ Keith D. Beekmeyer              (SEAL)
                              ----------------------
                              Its:  President

                              /s/ September 14, 1998


                          GLOBAL SPILL MANAGEMENT, INC.



                          BY: /s/ Allan Esrine                    (SEAL)
                              ----------------------
                              Its:  Vice-President

                              /s/ September 5, 1998



                          /s/ Anil Mahan                          (SEAL)
                              -----------------------------------
                              ANIL MAHAN (as to change to opinion
                                     of counsel, only)



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                             POST-CLOSING AGREEMENT

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STATE OF ______

COUNTY OF

         On the ____ day of __________, 199_ before me, the undersigned officer, personally appeared ________________________, known to me (satisfactorily proven) to be the ___________________ of Litchfield Continental, Ltd., a corporation, whose name is subscribed to the within instrument, and acknowledged that (s)he has the authority to sign on behalf of Litchfield Continental, Ltd., and that (s)he has executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                --------------------------
                                                Notary Public

My Commission Expires:


STATE OF ______

COUNTY OF

         On the ____ day of __________, 199_ before me, the undersigned officer, personally appeared ________________________, known to me (satisfactorily proven) to be the ___________________ of Biofarm S.A., a corporation, whose name is subscribed to the within instrument, and acknowledged that (s)he has the authority to sign on behalf of Biofarm S.A., and that (s)he has executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                --------------------------
                                                Notary Public

My Commission Expires: